Exhibit 23.1

Consent of  UHY Mann Frankfort Stein & Lipp CPAs, LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61645, 333-37878), on Form S-3 (Registration No. 333-114483) and in the related Prospectus of TOR Minerals International, Inc. of our report dated March 20, 2006, with respect to the 2005 consolidated financial statements included in this Annual Report (Form 10-KSB) of TOR Minerals International, Inc. for the years ended December 31, 2005 and 2004.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

March 24, 2006